Exhibit 15.1

November 14, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

        We are aware that our report dated November 3, 2003 on our review of interim financial information of Stratus Properties Inc. for the three-month and nine-month periods ended September 30, 2003 and 2002 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, is incorporated by reference in the Company’s Registration Statements (File Nos. 33-78798, 333-31059, 333-52995 and 333-104288).

Yours very truly,

/s/ PricewaterhouseCoopers LLP